Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2026, with respect to the financial statements of Artiva Biotherapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California
March 10, 2026